UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 16, 2006	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification Number)
or organization)
132 West 31st Street
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Named Executive Officer Compensation

On November 10, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of 24/7 Real Media, Inc. (the “Company”) authorized and approved: (i) annual base salaries, target bonuses and awards of equity incentives, consisting of vesting and performance-based shares of restricted stock, for the Company’s named executive officers for fiscal year 2007; and (ii) the performance criteria for fiscal year 2007 for the payment of such cash bonuses and the vesting of such performance-based equity incentives to such individuals.  The grants of equity incentives are governed by the terms and conditions of the Company’s 2002 Stock Incentive Plan, as amended (the “Plan”).

Fiscal Year 2007 Compensation:

The Compensation Committee authorized and approved compensation for the Company’s named executive officers for fiscal year 2007 as follows:

Name and Principal Position	Base Salary	Target Bonus	Vesting Shares	Performance- Based Shares
David J. Moore — Chief Executive Officer	$300,000	$450,000	40,000	120,000

Jonathan K. Hsu — Executive Vice President, Chief Financial Officer and Chief Operating Officer	$275,000	$300,000	35,000	105,000

Mark E. Moran — Executive Vice President, General Counsel and Secretary	$200,000	$125,000	20,000	60,000

Fiscal Year 2007 Vesting Restricted Stock:

The Compensation Committee authorized and approved grants of shares of restricted stock for each of the Company’s named executive officers for fiscal year 2007.  The shares of restricted stock will vest as follows: 20% on January 1 of each of 2008, 2009 and 2010; 40% on January 1, 2011.

Fiscal Year 2007 Bonus and Performance-Based Restricted Stock:

The Compensation Committee also authorized and approved fiscal year 2007 bonuses and grants of shares of performance-based restricted stock for the Company’s named executive officers.   The target bonuses and performance-based restricted stock grants are designed to provide named executive officers with incentive compensation based upon the achievement of pre-established performance targets.  The target bonuses and performance-based restricted stock grants are tied to the Company’s performance in fiscal 2007.   Assuming the Company achieves the relevant performance targets, the target bonuses will be paid in full and the grants will vest as follows:  25% on March 16, 2008 (or the date on which the Company’s 2007 financial statements are certified by the Company’s independent accountants, if earlier); 25% on January 1, 2009; and 50% on January 1, 2010.

The Compensation Committee set the performance targets in three categories, revenue, gross profit and  pro forma operating profit (“PFOP”).  The target bonus and target performance-based restricted stock grants are based on the Company’s achieving the performance target in each of the three categories.  For each of the revenue, gross profit and PFOP components of incentive compensation, the named executive officers will be entitled to one-third of 100% of such target incentive compensation if the Company achieves 100% of the target component.  Named executive officers may receive pro rata reductions in the levels of incentive compensation.  For example, if the Company achieves 90% of the targeted revenue, 80% of the targeted gross profit and 100% of targeted PFOP, named executive officers would receive one-third of 90% of target incentive compensation for the revenue component, one-third of 80% of target incentive compensation for the gross profit component and one-third of 100% of incentive compensation for the PFOP component.  With respect to the PFOP component, however, the Company’s actual PFOP must be at least 80% of the target PFOP, or the named executive officers will not earn any incentive compensation under the PFOP component.  If the Company exceeds 100% of a target component, any increases in named executive officer incentive compensation shall be at the discretion of the Compensation Committee.

Item 8.01.                                          Other Events.

The Company has decided to grant the same additional compensation that is given to a chair of a committee of the Board of Directors to the head director of the Board.  Robert J. Perkins therefore has been granted 2,500 additional stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: November 16, 2006	By:	/s/ MARK E. MORAN
Mark E. Moran
Executive Vice President, General Counsel
and Secretary